 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 16, 2012

Protalix BioTherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-33357	65-0643773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Snunit Street	20100
Science Park, POB 455
Carmiel, Israel
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +972-4-988-9488

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 16, 2012, Protalix BioTherapeutics, Inc. (the “Company”) entered into an underwriting agreement with Jefferies & Company, Inc., as representative of the several underwriters named therein, relating to the sale of 4.5 million shares of the Company’s Common Stock, par value $0.001 per share, at a price to the public of $5.25 per share. Under the terms of the Underwriting Agreement, the Company also granted the underwriters a 30-day option to purchase up to an additional 675,000 shares of Common Stock to cover over-allotments, if any. The foregoing description of the underwriting agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the underwriting agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

Item 8.01. Other Events

On February 16, 2012, the Company issued a press release announcing the pricing of the public offering described in Item 1.01. A copy of the press release is attached hereto as Exhibit 99.1.

On February 16, 2012, Morrison & Foerster LLP issued its opinion, a copy of which is filed as an exhibit to this report, with respect to the legality of the issuance and sale by us of the shares of our common stock to be sold pursuant to the prospectus and the related prospectus supplement we filed with the U.S. Securities and Exchange Commission on February 16, 2012. A copy of the opinion is attached hereto as Exhibit 5.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

1.1	Underwriting Agreement, dated February 16, 2012, by and between Protalix BioTherapeutics, Inc. and Jefferies & Company, Inc.
5.1	Opinion of Morrison & Foerster LLP, dated February 16, 2012
99.1	Press Release, dated February 16, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTALIX BIOTHERAPEUTICS, INC.

Date: February 16, 2012	By:	/s/ David Aviezer
	Name:	David Aviezer, Ph.D.
	Title:	President and Chief Executive Officer

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